UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

September 20, 2006

Date of report (Date of earliest event reported)

YAK COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA

(State or Other Jurisdiction of

Incorporation or Organization)

000-33471	98-0203422
(Commission File No.)	(I.R.S. Employer Identification No.)

300 Consilium Place, Suite 500, Toronto, Ontario, Canada

(Address of Principal Executive Offices and Zip Code)

(647) 722-2752

(Registrants Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 20, 2006, following a rigorous auction process managed by the Independent Committee of our Board of Directors and based upon such Committee’s recommendation to the Board, the Board approved an all cash offer to acquire all outstanding shares of common stock of Yak Communications Inc. (“Yak”) made by Globalive Communications Corp. (“Globalive”). The $5.25 per share offered by Globalive represents a premium of approximately 39% to the $3.79 closing price of our common stock on September 19, 2006. The transaction value is approximately $68 million.

Under the definitive agreement and plan of merger executed by Yak, Globalive and Yakquisition Corp., a wholly owned subsidiary of Globalive (“Sub”), dated as of September 20, 2006 (the “Merger Agreement”), the transaction has been structured as an all cash tender offer (the “Offer”) by Sub for 100% of Yak’s outstanding shares of common stock at a purchase price of $5.25 per share (the “Offer Price”) to be followed by the merger (the “Merger”) of Sub with and into Yak with Yak being the surviving corporation. In the Merger, the remaining shareholders of Yak will be entitled to receive the Offer Price per share. Yak will cease being an Exchange Act reporting company as promptly as possible following the closing of the transaction.

Globalive intends to commence the Offer for all of Yak’s outstanding shares of common stock promptly. Under the terms of the Merger Agreement, we have granted Globalive an option to acquire up to one share more than 80% of Yak’s issued and outstanding common stock shares that would become exercisable only upon the acceptance and payment for shares of common stock in the tender offer if more than 50% of the Yak common stock shares shall have been tendered and not withdrawn. The obligation of Sub to accept for payment and pay for the shares tendered in the Offer is subject to a number of conditions described in the Merger Agreement, including among others, the approval of the Federal Communications Commission if required, and the receipt by the Board of a fairness opinion from an independent third party not involved in the bidding process to date to confirm that the transaction is fair from a financial standpoint to all shareholders as a class. The transaction is not subject to any financing contingencies and is expected to be completed before December 31, 2006.

In addition, pursuant to an escrow agreement (the “Escrow Agreement”) entered into concurrently with the Merger Agreement, Globalive has deposited an amount equal to $10,000,000 (the “Deposit”) with a third party escrow agent. The Deposit will be delivered to a paying agent at the closing of the Merger. If Globalive terminates the Merger Agreement under certain circumstances, $5,500,000 of the Deposit will be returned to Globalive and the balance paid to Yak. Under the terms of the Merger Agreement, Yak is required to pay a termination fee in the amount of $4,500,000 to Globalive if Yak or Globalive terminates the Merger Agreement under certain circumstances.

On September 20, 2006, the Board unanimously approved the Offer and the Merger and determined that the Offer and the Merger Agreement maximized shareholder value and are in the best interests of Yak shareholders. Our Board unanimously recommended that our shareholders accept Globalive’s offer and tender their shares.

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YAK SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. YAK SHAREHOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS FILED BY GLOBALIVE COMMUNICATIONS CORP. OR ITS SUBSIDIARY, YAKQUISITION CORP., WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, DOCUMENTS FILED WITH THE SEC BY GLOBALIVE OR YAKQUISITION CORP. MAY BE OBTAINED FREE OF CHARGE FROM GLOBALIVE BY DIRECTING A REQUEST TO SUCH COMPANY AT (416) 640-1088.

Support and Exchange Agreements

In connection with the Merger Agreement, and in order to induce Globalive and Sub to enter into the Merger Agreement, certain directors, officers and other shareholders of Yak, in their respective capacities as shareholders of Yak, concurrently with the execution and delivery of the Merger Agreement, entered into Support and Exchange Agreements, each effective as of September 20, 2006 (the “Support and Exchange Agreements”), with Globalive, pursuant to which the shareholders agreed, among other things, to tender the shares held by them in the Offer and to vote such shares in favor of adoption of the Merger Agreement, all upon the terms and subject to the conditions set forth in such Support and Exchange Agreements. Such shareholders collectively hold a majority ownership interest in Yak.

The Merger Agreement, Escrow Agreement and the form of the Support and Exchange Agreement are attached hereto as Exhibits 2.1, 10.1 and 4.1, respectively, and are incorporated herein by reference in their entirety. The foregoing descriptions of the Merger Agreement, Escrow Agreement and the Support and Exchange Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Waiver Agreement; Termination Agreements

In connection with the Merger Agreement, Charles Zwebner, Yak’s Chairman and Chief Executive Officer, entered into a letter agreement, dated as of September 18, 2006, amending his employment agreement with Yak Communications (Canada) Inc. (“Yak Canada”), dated January 1, 2004 (the “Zwebner Employment Agreement”). Under the terms of the letter agreement, Mr. Zwebner agreed to waive his rights to receive or claim certain severance payments and benefits under Section 5(a) of the Zwebner Employment Agreement resulting from the termination of his employment either without cause or for Good Reason (as defined in the Zwebner Employment Agreement).

In connection with the Merger Agreement, Mr. Zwebner entered into an additional letter agreement, dated as of September 18, 2006, terminating the Zwebner Employment Agreement effective on the earlier of (a) the Effective Time (as defined in the Merger Agreement) or (b) December 15, 2006. Under the terms of this letter agreement, Mr. Zwebner acknowledged his agreement to continue to be bound by the terms of the Zwebner Employment Agreement, including the non-competition provisions thereof. In addition, Mr. Zwebner, Yak Canada and Yak agreed to release each other from any claims which any of them may have against the other as of the date of the letter agreement. Under the terms of the letter agreement, Mr. Zwebner is entitled to receive a payment of $150,000 upon the effective date of his termination.

In connection with the Merger Agreement, Valerie Ferraro, President of Yak Canada, entered into a letter agreement, dated as of September 18, 2006, amending her employment agreement with Yak Canada, dated December 21, 2005, as amended (the “Ferraro Employment Agreement”). Under the terms of this letter agreement, Ms. Ferraro’s employment with Yak Canada will be terminated effective December 31, 2006. Under the terms of this letter agreement, Ms. Ferraro acknowledged her agreement to continue to be bound by the terms of the Ferraro Employment Agreement, including the non-competition provisions thereof. In addition, Ms. Ferraro and Yak Canada agreed to release each other from any claims which any of them may have against the other as of the date of the letter agreement. Under the letter agreement, Ms. Ferraro is entitled to receive a termination payment equal to the sum of: (a) the Severance Payment (as defined in Section 9.2(a) of the Ferraro Employment Agreement) which provides for 12 months’ salary plus a 50% bonus thereon; (b) the Closing Bonus (as defined in Section 5.5(a) of the Ferraro Employment Agreement) in the amount of $250,000; (c) the Stay Bonus (as defined in Section 5.5(b) of the Ferraro Employment Agreement) in the amount of $150,000; (d) any accrued but unpaid base salary along with payment for accrued but unused vacation through December 31, 2006; (e) any earned bonus through December 31, 2006 in accordance with the terms of Yak Canada’s existing bonus plans; (f) any reimbursable expenses incurred and submitted through December 31, 2006 in accordance with Yak Canada’s existing policies; and (g) the Severance Benefits (as defined in Section 9.2(b) of the Ferraro Employment Agreement) subject to Section 9.3 of the Ferraro Employment Agreement. Yak Canada is required to place the cash amounts comprising this termination amount in trust for the benefit of Ms. Ferraro with all amounts being released to her on January 3, 2007.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

Please see description of certain agreements entered into by Charles Zwebner, Yak’s Chairman and Chief Executive Officer, and Valerie Ferraro, President of Yak Canada, under Wavier Agreement; Termination Agreements in Item 1.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

2.1	Agreement and Plan of Merger, dated as of September 20, 2006, by and among Globalive Communications Corp., Yakquisition Corp. and Yak Communications Inc.

4.1	Form of Support and Exchange Agreement by and between Globalive Communications Corp. and certain shareholders of Yak Communications Inc.

10.1	Escrow Agreement, dated as of September 20, 2006, by and among Globalive Communications Corp., Yak Communications Inc. and Wildeboer Dellelce LLP, as escrow agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Yak Communications Inc.

Date: September 22, 2006	By:	/s/ Charles Zwebner
	Name:	Charles Zwebner
	Title:	Chief Executive Officer

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Exhibit Index

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of September 20, 2006, by and among Globalive Communications Corp., Yakquisition Corp. and Yak Communications Inc.

4.1	Form of Support and Exchange Agreement by and between Globalive Communications Corp. and certain shareholders of Yak Communications Inc.

10.1	Escrow Agreement, dated as of September 20, 2006, by and among Globalive Communications Corp., Yak Communications Inc. and Wildeboer Dellelce LLP, as escrow agent.

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